UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Hershey Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 22, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2008 Notice of Annual Meeting and Proxy Statement, 2007 Annual Report to Stockholders, the proxy card and any amendments to the foregoing materials that are required to be furnished to stockholders are available at www.proxyvote.com

To view this material, have the 12-digit Control # (located on the following page) available and visit: www.proxyvote.com and follow the instructions.

If you want to receive a paper or email copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before April 8, 2008. You will have an opportunity to make a request to receive paper copies for all future meetings or only for the 2008 Annual Meeting of Stockholders.

Please note: you must use the 12-digit Control # (located on the following page) when requesting a copy of the proxy materials.

To request material:        Internet: www.proxyvote.com        Telephone: 1-800-579-1639        **Email: sendmaterial@proxyvote.com

**If requesting material by email please send a blank email with the 12-digit Control # (located on the following page) in the subject line.

THE HERSHEY COMPANY C/O BNY MELLON SHAREOWNER SERVICES P.O. BOX 3500 SOUTH HACKENSACK, NJ 07606-9200	THE HERSHEY COMPANY

Vote In Person

Should you choose to vote these shares at the meeting, you must satisfy certain requirements. Many stockholder meetings have admission requirements including, but not limited to, the possession of an admission ticket issued by the Company holding the meeting. THIS NOTICE SERVES AS YOUR ADMISSION TICKET. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on April 21, 2008. Have your notice, which contains the 12-digit control number, in hand when you access the website and follow the instructions. 401(k) Plan and PR 401(k) Plan Participants: Your voting instructions must be received no later than 11:59 PM Eastern Time on April 17, 2008.

Meeting Location The Annual Meeting for stockholders as of 2/25/08 is to be held on 4/22/08 at 10:00 AM EDT	DIRECTIONS TO GIANT CENTER (Site of Meeting) and HERSHEY’S CHOCOLATE WORLD visitors center (Refreshments/Gift Distribution)
at: GIANT Center 950 West Hersheypark Drive Hershey, PA
• Traveling South on I-81
Take exit 80 and follow Route 743 South to Hershey. Follow Route 743 South / Hersheypark Drive to GIANT Center. Follow signs for parking.

If you plan to attend the Annual Meeting, this Notice will serve as your Admission Ticket.	• Traveling North on I-81
Take exit 77 and follow Route 39 East to Hershey. Continue to GIANT Center. Follow signs for parking.
• Traveling West on the PA Turnpike (I-76)

Take exit 266. Turn left on Route 72 North. Follow Route 72 North to Route 322 West. Follow Route 322 West into Hershey. Stay straight as Route 322 West becomes Hersheypark Drive / Route 39 West. Continue to GIANT Center. Follow signs for parking.

• Traveling East on PA Turnpike (I-76)
Take exit 247. Take I-283 North to exit 3 and follow Route 322 East to Hershey. Take the Hersheypark Drive / Route 39 West exit. Follow Route 39 to GIANT Center. Follow signs for parking.
• Traveling North on I-83

Approaching Harrisburg, follow signs to continue on I-83 North. Follow I-83 North to Route 322 East to Hershey. Take the Hersheypark Drive / Route 39 West exit. Follow Route 39 to GIANT Center. Follow signs for parking.

Voting Items
Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	Election of Directors

Nominees:

01) R.F. Cavanaugh	06) C.B. Strauss
02) C.A. Davis	07) D.J. West
03) A.G. Langbo	08) K.L. Wolfe
04) J.E. Nevels	09) L.S. Zimmerman
05) T.J. Ridge

2.	Ratify Appointment of KPMG LLP as Independent Auditors for 2008.

The Board of Directors recommends a vote AGAINST Proposals 3 and 4.

3.	Stockholder proposal regarding implementation of the 2001 Cocoa Protocol.

4.	Stockholder proposal regarding establishment of a human rights committee of the Board.

The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.